UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2004

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Item 9 and Item 12.  Regulation FD Disclosure and Results of Operations and Financial Condition.

On February 10, 2004, SIRVA, Inc. issued a press release announcing results for the full year and fourth quarter of fiscal year 2003.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The information in this Form 8-K and Exhibit 99.1 is furnished pursuant to Item 9, “Regulation FD Disclosure,” and Item 12, “Results of Operations and Financial Condition” and, except as shall be expressly set forth by specific reference in such filing, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SIRVA, Inc. provided non-GAAP results of operations and other non-GAAP financial measures in the press release filed as Exhibit 99.1 hereto as additional information for investors.  These measures are not in accordance with, or an alternative for, GAAP and may be different than measures used by other companies.  In the press release filed as Exhibit 99.1 hereto, SIRVA, Inc. provided the following non-GAAP financial measures: (1) operating revenue less purchased transportation expense (“PTE”), or Net Revenue; (2) Free Cash Flow; and (3) consolidated income statements excluding expenses related to the initial public offering of common stock of SIRVA, Inc., consummated on December 1, 2003, and the recapitalization of SIRVA, Inc. related to that initial public offering.  SIRVA, Inc.’s management uses these measures for reviewing its financial results and for business planning and performance assessment.  SIRVA, Inc. believes that this presentation allows investors to evaluate the current operational and financial performance of SIRVA, Inc.’s business as follows:

(1) Operating revenue less PTE, or Net Revenue.  Because of the structure of SIRVA, Inc.'s overall business model, which uses independent agents, owner/operators and third-party carriers of various modes to provide transportation, including trucks and trailers, as well as warehouse facilities for storage and delivery programs, a high proportion of overall operating expenses and operating revenues are represented by PTE.  The level of PTE generally increases or decreases in proportion to the operating revenue generated from moving and transportation services provided by SIRVA, Inc.'s independent agent network.  In light of this relationship, and the significant level of PTE as a proportion of its overall operating expenses and operating revenues, SIRVA, Inc. assesses operating revenues less PTE, or Net Revenue, in evaluating the underlying growth of its operations on a consolidated basis, its operating margins, the level of its expenses, the size of its infrastructure and its current and future capital requirements and management believes, consequently, that Net Revenue is an important measure of the volume and growth of SIRVA, Inc.’s business, and that such a measure is useful to investors.

(2)  Free Cash Flow.  SIRVA, Inc.’s measure of Free Cash Flow deducts its capital and agent expenditures, net of sale proceeds, and includes the impact of movements in its mortgage warehouse and relocation financing facilities from its net cash provided by operating activities.  Management believes that Free Cash Flow is a measure helpful to investors as it represents the amount of cash available to SIRVA, Inc. for repayment of indebtedness, strategic acquisitions to grow the business or for other investing and financing activities.

(3)  Exclusion of expenses related to SIRVA, Inc.'s initial public offering of common stock, and related recapitalization.  Management believes that the exclusion of these expenses allows investors to evaluate the current operational and financial performance of SIRVA, Inc.'s core business as an indicator of future operational and financial performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: February 11, 2004
	By:	/s/ JOAN E. RYAN
	Name:	Joan E. Ryan
	Title:	Chief Financial Officer